UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 28, 2012

OHIO LEGACY CORP

(Exact name of registrant as specified in its charter)

Ohio	000-31673	34-1903890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Main Street, North Canton, Ohio	44720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (330) 499-1900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed on September 17, 2012, the Board of Directors of Ohio Legacy Corp (the “Company”) approved a plan to voluntarily delist the Company’s common stock from the Nasdaq Capital Markets and to quote its common stock on the Over the Counter (“OTC”) markets. Accordingly, the Company filed a Form 25 on September 28, 2012 with the Securities and Exchange Commission (“SEC”) to effect the delisting effective after the close of trading on Friday, October 5, 2012.

The decision to voluntarily delist from NASDAQ was taken following the Board of Director’s determination that the Company would benefit from cost savings realized by eliminating the ongoing expense of a national exchange listing when a comparable trading volume in the Company’s shares may be realized in the over the counter markets.

On September17, 2012, the Company provided the required notice to NASDAQ of its intent to delist. The transition to the OTC markets does not change the Company’s obligation to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws.

Item 8.01 Other Events

The Company issued a press release announcing its delisting from the NASDAQ Capital Market and the effective date of trading on the OTC markets. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(a) – (c).	Not applicable.
(d).	Exhibits.

Exhibit Number	Description
99.1	Press Release of Ohio Legacy Corp dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2012

Ohio Legacy Corp

/s/ Rick L. Hull
Rick L. Hull
President & CEO